UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ON March 29, 2019, the Company and its subsidiary, Proscere Bioscience Inc., entered into a Distribution Agreement with United Opportunities, LLC allowing the rights to sell the CBD/HEMP Cold Water Extraction Systems within Canada and Europe.

The term of the agreement is for five years with guaranteed minimal purchase orders of $35,000,000 per year and/or $175,000,000 over a five year period.

Shawn Illingworth is the Managing Partner of United Opportunities, LLC, and the company was formed in 2017 in overseeing the purchases of multiple cannabis farms in the Humboldt, Adelanto, Needles, Nipton, Cal City, and Searchlight areas of California and Nevada. The company currently cultivates medical grade crops on a grand scale and supply product to all the major manufacturers and extraction companies in the industry.  Future plans are to expand the company and distribute internationally through attaining cultivation centers in Canada, Europe and Australia. United Opportunites is currently opening an office and showroom in Las Vegas, NV which will round out its current operating platforms in New York, Florida, and San Diego, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019

Simlatus Corporation

/s/ Richard Hylen
By: Richard Hylen, CEO and Chairman

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